Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Amendment No. 2 of Registration Statement No. 333-166749 on Form S-1/A of our report dated May 11, 2010, except for Note 4, which is May 24, 2010 with respect to the consolidated financial statement of China TMK Battery Systems Inc. and Subsidiaries for the year ended December 31, 2009.

We also consent to the references of our Firm under the caption "Experts" in such Registration Statement.

/s/ MaloneBailey, LLP
www.malone bailey.com
Houston, Texas

August 23, 2010